UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2008

DreamWorks Animation SKG, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California	91201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 695-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On June 24, 2008, DreamWorks Animation SKG, In. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, and the several lenders from time to time that are parties thereto, Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

The Credit Agreement allows the Company to have outstanding borrowings of up to $125 million at any one time, on a revolving loan basis. Borrowings under the Credit Agreement bear interest at rates determined by reference to the lending bank’s base rate or to the London Interbank Offered Rate (“LIBOR”), plus a specified margin. Borrowings under the Credit Agreement are secured by substantially all of the Company’s assets. The Credit Agreement also contains sublimits for letters of credit and “swingline” loans. The Credit Agreement requires the Company to maintain a specified leverage ratio. Subject to specific exceptions, the Credit Agreement also prohibits the Company from taking certain actions, such as granting liens, entering into any merger or other significant transaction and engaging in transactions with affiliates. The Credit Agreement terminates on June 24, 2013. There are currently no outstanding borrowings under the Credit Agreement. The Company has had, and expects to continue to have, ongoing business relationships (including ordinary banking arrangements and advisory services in connection with potential acquisition transactions) with some of the lenders under both the Credit Agreement and the Prior Credit Agreement (as discussed below).

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.

ITEM 1.02 Termination of a Material Definitive Agreement.

In connection with entering into the Credit Agreement, the Company elected to terminate its secured Credit Agreement dated as of October 27, 2004 (as amended, the “Prior Credit Agreement”) by and between the Company and the various lenders party thereto. The Prior Credit Agreement allowed the Company to have outstanding borrowings of up to $100 million at any one time, on a revolving loan basis. The Prior Credit Agreement contained covenants similar to those contained in the Credit Agreement. The Company did not incur any material termination penalties in connection with the termination of the Prior Credit Agreement. The Prior Credit Agreement and the amendments thereto were included as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Credit Agreement dated as of June 24, 2008 among DreamWorks Animation SKG, Inc. and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DreamWorks Animation SKG, Inc.

Date: June 27, 2008	By:	/s/ Katherine Kendrick
Katherine Kendrick
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Credit Agreement dated as of June 24, 2008 among DreamWorks Animation SKG, Inc. and the lenders party thereto.

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